Exhibit 5.1

REEDER & SIMPSON, P.C.

Attorneys-at-Law

RRE Commercial Center

Ace Building, Suite 205

1 Main Road

Majuro, Marshall Islands MH 96960

September 16, 2013

RS Platou Markets, Inc.

as Manager for the several Placement Agents

c/o RS Platou Markets, Inc.

410 Park Avenue

Suite 710

New York, New York 10022

Re: Navios Maritime Acquisition Corporation –Registered Direct Offering of 12,987,013 Common Shares

Ladies and Gentlemen

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”) and are members in good standing of the Bar of the RMI. We are acting as legal counsel in the RMI to the Company in connection with (i) the Company’s registered direct offering of 12,987,013shares of its common stock, par value $0.0001 per share (the “Securities”), (ii) the Placement Agency Agreement dated September 11, 2013 (the “Placement Agreement”) between the Company and RS Platou Markets, Inc., acting severally on behalf of themselves and as Manager of the several placement agents named in Schedule II thereto (collectively, the “Placement Agents”) and (iii) the registration statement (File No. 333-169320), including the prospectus of the Company dated September 20, 2010 as supplemented on September 11, 2013 (together, the “Prospectus”), with respect to the offering of the Securities included therein (as amended, the “Registration Statement”). This opinion is furnished to the Placement Agents pursuant to Section 3(f) of the Placement Agreement at the request of the Company. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Placement Agreement.

In connection with this opinion, we have examined originals, facsimiles or electronic versions, certified or otherwise identified to our satisfaction of the documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have also made such examinations of matters of law as we deemed necessary in connection with the opinions expressed herein.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We express no opinion as to matters governed by, or the effect or applicability of any laws of any jurisdiction other than, the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may affect the opinions set forth herein. This opinion is issued solely for and may be relied upon solely by the Placement Agents in connection with the offering of the Securities and is not to be made available to, or relied upon by, any other person, firm or entity without our express consent in writing. We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

Based upon and subject to the assumptions, qualifications and limitations herein, we are of the opinion that:

(i) The Company and each of the Subsidiaries, except Ios Shipping Corporation, Navios Acquisition Finance (US) Inc., Shinyo Dream Limited, Shinyo Kannika Limited, Shinyo Kieran Limited, Shinyo Loyalty Limited, Shinyo Navigator Limited, Shinyo Ocean Limited, Shinyo Saowalak Limited and Skopelos Shipping Corporation, has been duly formed or incorporated, as applicable, and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands.

(ii) The Company and each of the Subsidiaries covered by our opinion in paragraph (i) has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Placement Agreement.

(iii) The Securities have been duly authorized for issuance and sale pursuant to any applicable Purchase Agreement and, when issued and delivered by the Company to prospective purchasers pursuant to any applicable Purchase Agreement on the Closing Date against payment of the consideration set forth in the applicable Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such holder.

(iv) The issuance of the Securities is not subject to the preemptive or other similar statutory or, to the best of our knowledge, contractual, rights of any securityholder of the Company.

(v) Except as otherwise disclosed in the Registration Statement, to the best of our knowledge, all of the issued and outstanding capital stock of the Company and each of the Subsidiaries has been duly authorized and validly issued, and is fully paid and non-assessable. Except as otherwise disclosed in the Registration Statement, to the best of our knowledge, the Subsidiaries are owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiaries.

(vi) On the Closing Date after giving effect to the transactions (including the offering of the Securities) contemplated by the Placement Agreement and the concurrent offer, sale and issuance of 12,987,013 shares of the Company’s common stock, the issued and outstanding shares of common stock of the Company will be 134,614,942.

(vi) The Placement Agreement and each Purchase Agreement has been duly authorized, executed and delivered by the Company.

(vii) The information in the Registration Statement and the Prospectus (and the documents incorporated by reference therein) under “Risks Related to Our Common Stock and Capital Structure,” “Marshall Islands Tax Considerations,” and “Enforceability of Civil Liabilities and Indemnification for Securities Act Liabilities” to the extent that it constitutes matters of law, summaries of legal matters, legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects, and our opinion set forth under “Marshall Islands Tax Considerations” is confirmed.

(ix) No filing with or authorization, approval, consent, license, order, registration, qualification or decree of, any Marshall Islands court or governmental authority or agency, is necessary or required in connection with the due authorization, execution and delivery of the Placement Agreement or any Purchase Agreement, or for the offering, issuance, sale or delivery of the Securities, assuming the Securities will not be offered in the Marshall Islands.

(x) None of the offering, issuance and sale by the Company of the Securities, the consummation of the transactions contemplated by the Placement Agreement or any Purchase Agreement or the performance by the Company of their obligations under the Placement Agreement or any Purchase Agreement (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or default under (or an event which, with notice or lapse of time or both, would constitute such a default) any Agreement or Instrument governed by Marshall Islands law, or (ii) violates (A) any Marshall Islands statute, law, rule or regulation or (B) any judgment, order or decree to our knowledge applicable to the Company of any Marshall Islands court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

(xi) To the best of our knowledge, the Company has good and valid title to the assets described in the Registration Statement and the documents incorporated by reference therein.

We also qualify our opinion to the extent that the enforceability of the rights and remedies provided for in the Placement Agreement or any Purchase Agreement (a) may be limited by insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors rights from time to time in effect and (b) is subject to general principles of equity, regardless of whether such enforceability is considered in proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Sincerely,

Reeder & Simpson P.C.

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